UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 9, 2005
(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Acceleration of Vesting of Stock Option Awards

        On August 9, 2005, the Compensation Committee of the Board of Directors of Gemstar-TV Guide International, Inc. (the “Company”) approved the acceleration of vesting of unvested “underwater” stock options granted prior to August 9, 2005 under the Company’s 1994 Stock Incentive Plan, as amended and restated. The affected options are those with exercise prices greater than $3.03 per share, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on August 9, 2005. As a result of this action, the vesting of approximately 5.7 million previously unvested stock options was accelerated, and those options are now immediately exercisable. Among the options affected by this action are the following options held by named executive officers of the Company:

Name	Weighted Average Exercise Price	Unvested Options Subject to Acceleration
Richard Battista	$5.40	1,000,000
Stephen Kay	$4.47	332,063
John Loughlin	$5.04	238,386

        The Compensation Committee’s decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”) which, as amended, is January 1, 2006 for the Company. SFAS 123R requires companies to recognize the grant-date fair value of stock options issued to employees as an expense in the income statement, and as of the applicable effective date will require the Company to recognize the compensation costs related to share-based payment transactions, including stock options. In addition, the Compensation Committee considered that because these options had exercise prices in excess of the current market value they were not fully achieving their original objectives of incentive compensation and employee retention. The future compensation expense to be recorded upon adoption of SFAS 123R that is eliminated as a result of the acceleration of the vesting of these options is approximately $15 million.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

Exhibit Number           Description

         10.1                       Form of Notice to Executive Officers regarding Acceleration of Vesting of "Underwater" Options

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2005	GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Stephen H. Kay —————————————— Stephen H. Kay Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number           Description

         10.1                       Form of Notice to Executive Officers regarding Acceleration of Vesting of "Underwater" Options